                                                                      EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.

                   LIST OF SUBSIDIARIES AS DECEMBER 31, 1993

  All subsidiaries are incorporated in Indiana, except for Elm Energy and Recycling (UK) Ltd., which is incorporated in United Kingdom and Triumph Natural Gas, Inc., which is incorporated in Delaware. All subsidiaries are wholly-owned unless otherwise indicated.

Northern Indiana Public Service Company
  Its subsidiaries are:
    NIPSCO Exploration Company, Inc.
    Shore Line Shops, Incorporated

Kokomo Gas and Fuel Company
  Its subsidiary is:
    KGF Trading Company

Northern Indiana Fuel and Light Company, Inc.
  Its subsidiary is:
    Northern Indiana Trading Company

NIPSCO Capital Markets, Inc.

NIPSCO Development Company, Inc.
  Its subsidiaries are:
    Analytic Systems Laboratories, Inc. (1)
    Elm Energy and Recycling (UK) Ltd. (1)
    G. R. Clark Corporation
    Harbor Coal Company
    JOF Transportation Company
    KOGAF Enterprises, Inc.
      Its subsidiary is:
              Metals Technology Corporation (2)
    Lake Erie Land Company
      Its subsidiary is:
              SCC Services, Inc.
    NDC Douglas Properties, Inc.
    NIPSCO International Power Systems Company
    NIPSCO Security Services, Inc.
    Process and Control Technology Corporation
    RIC, Inc.
      Its subsidiary is:
              Cardinal Property Management, Inc.
    Riverside Caloric Company

NIPSCO Energy Services, Inc.
  Its subsidiaries are:
    Crossroads Pipeline Company
    NIPSCO Energy Trading Corp.
    NIPSCO Fuel Company, Inc.
    NI-TEX, Inc.
    Triumph Natural Gas, Inc. (3)
- --------
(1) Majority-owned subsidiary of NIPSCO Development Company, Inc.
(2) Majority-owned subsidiary of KOGAF Enterprises, Inc.
(3) Majority-owned subsidiary of NIPSCO Energy Services, Inc.